As filed with the Securities and Exchange Commission on February 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

aTyr Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2836	20-3435077
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3545 John Hopkins Court, Suite 250

San Diego, CA 92121

(858) 731-8389

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sanjay S. Shukla, M.D., M.S.

President and Chief Executive Officer

aTyr Pharma, Inc.

3545 John Hopkins Court, Suite 250

San Diego, CA 92121

(858) 731-8389

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean M. Clayton Alexa M. Ekman Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000	Ivan Blumenthal, Esq. Cliff M. Silverman, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center, 666 3rd Avenue New York, NY (212) 935-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-235951

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	$3,450,000	$448

(1)

In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the Registrant is registering an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-235951). Includes the aggregate offering price of shares that may be purchased by the underwriters pursuant to an option to purchase additional shares to cover over-allotments, if any.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended. Includes the aggregate offering price of shares that may be purchased by the underwriters pursuant to an option to purchase additional shares to cover over-allotments, if any.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).  The contents of the Registration Statement on Form S-1 (File No. 333-235951) filed by aTyr Pharma, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on February 5, 2020, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

5.1	Opinion of Cooley LLP				Filed herewith
23.1	Consent of Independent Registered Public Accounting Firm				Filed herewith
23.2	Consent of Cooley LLP (included in Exhibit 5.1 hereto)				Filed herewith
24.1	Powers of Attorney	S-1	333-235951	24.1	January 17, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 5, 2020.

ATYR PHARMA, INC.

By:	/s/ Sanjay S. Shukla, M.D., M.S.
Sanjay S. Shukla, M.D., M.S. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjay S. Shukla, M.D., M.S. Sanjay S. Shukla, M.D., M.S.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2020

/s/ Jill M. Broadfoot Jill M. Broadfoot	Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2020

/s/ * John K. Clarke	Chairman of the Board and Director	February 5, 2020

/s/ * James C. Blair, Ph.D.	Director	February 5, 2020

/s/ * Timothy P. Coughlin	Director	February 5, 2020

/s/ *	Director	February 5, 2020
Jane A. Gross, Ph.D.

/s/ * Jeffrey S. Hatfield	Director	February 5, 2020

/s/ * Svetlana Lucas, Ph.D.	Director	February 5, 2020

/s/ * Paul Schimmel, Ph.D.	Director	February 5, 2020

* By: /s/ Sanjay S. Shukla, M.D., M.S.
Sanjay S. Shukla, M.D., M.S.
Attorney-in-fact

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